EXHIBIT 99.1

Transcript of Interview with KCSA Strategic Communications, dated April 11, 2016

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Stuart Smith:

All right everybody. Thanks so much for joining us once again today at SmallCapVoice.com where we shine a spotlight on some of the freshest and smartest plays here in the small and microcap market, and as you just heard, I'm your host Stuart Smith, and we're welcoming back to the show Terra Tech Corp.

The company's traded under the ticker symbol TRTC, and you might recall we recently did the annual shareholder conference call. That link is available right next to this one if you want to catch up on all things the company achieved in 2015. But right now we're going to jump into some recent news.

In our last audio interview, not the conference call, we were just talking about the Blum acquisition and we're welcoming Derek Peterson into the show because, Derek, you guys had a major achievement here recently, announced the actual of this acquisition with Blum. Welcome to the show, Derek.

Derek Peterson:

Thanks, Stuart. Thanks for having us on again. Yeah. We closed within our timeframe, and we burned up January and February and March putting a lot of standard operating procedures and protocols together that were essentially bringing a private company up to the standards they would need to operate at to operate as a public company.

And what sounds like a little job is actually – it's pretty in-depth in terms of how we change the level of which we operate, our reporting standards and that type of thing going from private to public. So, now that we've built those procedures and protocols, getting us from Point A to Point B, we can now utilize those same processes to execute on additional, like I said, short-term or creative acquisitions which are a part of our business model.

Now we've built that structure. We built that process. When we go into a new facility we're able to turn the operations into something that's similar or congruent with what we need to be able to operate as a public company. And that was the biggest effort that we had in the beginning part of the year before we closed on this was changing those operations inside

Now we've been able to execute on that. We did so a little bit early. We closed on a transaction. That way Day 1 when we closed every piece of revenue that goes through one of these facilities is an auditable piece of revenue. We're able to report on our quarterly filings as well as our annual reports, and that was extremely important to us to make certain we could capture every dollar in this cash-based business that was transacting at point of sale at Blum.

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Stuart Smith:

Well, and there was some additional great news for the company that has sent this stock on a tear. Now that started when the company reported its record revenue or in anticipation of that. It's been about almost a full 30 days that the stock has been trending up, and there was also the prefilled cannabis oil cartridges press release that came out.

And Derek, this is an interesting press release because this is a new market that you've tapped into here as well, and it's a growing market as well.

Derek Peterson:

Well, I think everyone knows California is the largest medical cannabis market probably in the world. That being said, we're heavily embedded here and with the closure of the Blum acquisition it gives us a fully integrated facility. And I don't think a lot of people understand that. I think I said that on the conference call. AB 266 and some of the regulation that passed here does not allow for vertical integration.

It only allows for vertical integration if you're grandfathered by a local permit, and in Oakland we're grandfathered by a local permit. We will be one of only just a handful of vertically integrated facilities in the entire state. Which to me gives us a huge competitive advantage from a product quality standpoint, an operational and a margin standpoint.

We do production. We create extracts, oils, and those types of things. We grow and cultivate and we retail and dispense all in one campus. Part of that was to continue to roll out additional products into the line of concentrates under IVXX. We do shatters and waxes and those types of things, but those convenience items like prefilled cartridges to me are probably some of the most important because people love to buy flower.

They love to break that flower up. They love to roll joints and those types of things, but a lot of people like the grab and gos. So, prefilled cartridges, pre-rolled joints or cigarette packages and those types of things are becoming a larger piece of the market because of the convenience associate.

And we wanted to make sure we didn't miss the boat on that, so we've launched a preliminary cartridge that will be distributed here shortly, and we're going to have more on the backbone of that. Different ranges of THC levels, different strains and those types of things, and we'll have follow-up announcements on that.

But that's a primary focus, to continue to build out that IVXX brand, not only here but in Nevada as well, and we will have IVXX concentrates on our shelves during our grand opening in Nevada.

Stuart Smith:

Before we jump into some of the filings, let's talk about that grand opening there in Nevada. That came out April 6th. Now, what a great to be held on, 4/20, April 20, 2016. This is a big one because the Nevada-based medical cannabis dispensary was improved by the Las Vegas city council. This gives you a foothold in the area.

We talked about it, again, in the conference call, but let's get your insights into it one more time.

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Derek Peterson:

Yeah. I mean, we're really excited about it, obviously. This is our first facility in the state that'll be opening up. This is on Western Ave. It's in the city of Las Vegas. We'll be holding a grand opening party on April 20th. We'll have local political leaders there. We'll have a lot of news media there. Some music, refreshments. It'll be almost like a little expo.

There'll be tables of neighboring businesses and vendors there for people to get familiar with. It's a real opportunity for us to build and entrench ourselves in the local business community as well as with the patient base that's there. So, we'll be holding that for the majority of the day.

We'll put out a press release discussing the times and that type of thing and also be sending out invitations so people have more clarity on what's taking place that day. But, a huge step forward for us. The Nevada medical marijuana market isn't going to blow up overnight. It's going to take time to build.

That's one of the reasons we stalled some of these projects and pushed these projects out a little bit so we weren't open – there was some semblance of a vacuum we were opened into more of a developed marketplace. And as we all know, recreational is on the ballot for November. That's the big paradigm shift in the state.

I think medical will do very, very well. Businesses will grow and prosper, especially because there's a limited amount of them, and we're somewhat protected from that standpoint. But if recreational explodes in the state you're looking at 41, 42 million visitors that came in last year, and if you look at WhiteHouse.gov an average of 8 percent of the population that tries cannabis.

If those same numbers, 8 percent of 42 million people on top of the people that use it for medical necessity, on top of the people that live within the state, utilize recreational cannabis in the state. The numbers are astronomical, especially when you're talking about 60 or so dispensaries to service that potential base.

And I actually think that number – if eight percent is the national average, that number in Las Vegas is probably a lot greater than that because the people that are traveling to Las Vegas are doing so for recreational reasons. So, we're excited about the potential passage of that, but the worst case scenario is we think medical's going to be really strong.

We're going to be opening up our other two by summertime that are in the city of Las Vegas in the Clark County area, and then the Reno one should be opening about that same timeframe. So, by mid-summer, early to mid-summer we're going to have all four retail dispensaries open, and then on the backbone of that we're continuing to build out and work on our cultivation and production facilities.

Stuart Smith:	Derek, a big buzz on the boards in your faith following there for Terra Tech is the recent filings the company's done on the corporate side. Let's jump into that.

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Derek Peterson:

Yeah, sure. We just filed an F-3 registration, and we just filed a proxy to increase the authorized shares at a couple other activities. So, I'll walk you through that real quick. We met the market cap standards to file an F-3 registration, a $75 million shelf registration. That doesn't mean we're raising $75 million, nor does it mean we could raise $75 million.

What it means is we were eligible to file an F-3. We hope to get effective under that F-3, and it means potential access to significantly more affordable financing for us as a company. It takes us away from having to do some of the deeper discount financing we've done in the past and allows us to get effective and negotiate deals in those types of things at the time we're effective.

There are a lot more advantageous to the company and a lot less dilutive to shareholders. So, it made a lot of sense for us to do that. We pick a high number so we have the ability to pull from it over a period of time if we need to, but that was a huge step forward for us to be able to have that level of eligibility, to be able to even file it, and we hope to be able to get the thing effective.

We've raised our corporate governance standards. We've uplisted to the QX. We've increased our revenue and margins and all the activities we need to do to make the company healthy. So, we hope that brings some semblance of comfort to the industry that's out there as we go into this filing.

In addition to that, we raised – we filed a proxy to raise our authorized shares. We did so for two reasons. Number one, we needed the extra shares to be able to give the common shares out to the owners of Blum, the company we just closed on, number one. Number two, we need to make sure we have additional shares for financing in the future, for example the F-3 registration.

And number three, I wanted an extra pool of shares to be able to have for additional acquisitions. Like I said, while we're focused on this long game of building out permits and Nevada and other locations, we wanted to make sure we balanced that with short-term activities that brought instant revenue and instant margin to the company.

So, short-term acquisitions in the California marketplace are a primary focus for us. We've got great relationships here. We know a lot of owners. There's a lot of people that are ready to cash out, so we wanted to be able to take advantage of that, and I'd love to be able to use the equity in order to do so.

So, we wanted to make sure we had a pool of those available for that as well. And one other activity that's probably an eye-opener for people is, we put some language in there to give us the ability to effect a reverse split at some point in time. As I've said to our shareholders from day one, our goal and objective is to be listed on an exchange, and to do that we need to meet price parameters or price per share parameters.

And one of the only ways to be able to do that if we can't perform into where we need to be in that short duration is to conduct a reverse split. So, we certainly have no intention to do that into a vacuum, as I've said before, but we do want to have the ability to be able to do that in congruency or in concert with an up listing, and we don't know when that will be.

A lot of it's going to be when the NASDAQ or when some other exchange is ready to take companies like ours, we are certainly making certain that we fit the compliance parameters, the corporate governance parameters, the shareholder's equity which we already have achieved parameters and those types of things.

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Stuart Smith:

Well, Derek, thanks for taking the time to give us that update and provide your insight. Once again, congratulations on closing that acquisition, we mentioned on the outside here with Blum, and articulating how that will be compensated and how they're coming into the fold and all the work you really had to do to get that private company up to the public company side.

Derek Peterson:

Thanks, Stuart. We appreciate it. Like I said, it was a lot of hard work. We made a little bit of history doing so, but now we've built those standard operating procedures and those protocols, and we know how to go on an acquisition campaign now and be able to execute on that and maintain auditability being the most important.

It wasn't easy to get from Point A to Point B, but with a good team and working with our auditors we've been able to affect that. We are contracting with a major auditing firm to conduct the audit of Blum 'cause we have 75 days to file audited financials, so people will see a follow-up AK with those numbers embedded in them come the not too distant future.

That's really why we wanted to price the deal on a go forward basis. Because to be able to look back at a private company that's operating without gap qualified financials was difficult. It was a difficult risk to assume. Now I was part owner, so for me it wasn't as difficult, but for our shareholders we wanted to make sure they had some semblance of coverage and comfort with the deal.

So, we priced it on a go forward basis. So, the owners of Blum are only going to be getting paid out on what revenue takes place over the forward looking 12 months. That way shareholders know exactly what they're buying, and we did that on purpose. So, we hope everybody feels comfortable with it and we look forward to be able to execute on more transactions like that in the not too distant future. Thanks for your questions, Stuart, and thanks for the time.

Stuart Smith:	Absolutely. Thank you for your time, Derek. Listeners, if you want to learn more about the company it's very easy, use that ticker symbol TRTC or just visit TerraTechCorp.com. For Derek Peterson, this is Stuart Smith saying thanks so much for listening.

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